UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 1, 2013

APT SYSTEMS, INC.

Exact name of Registrant as Specified in its Charter

Delaware	333-181597	99-0370904
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number )	Number)

16904 76 Street
Edmonton, AB Canada	T5Z 3Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (780)-270-6048

Not Applicable

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective April 8, 2013, PLS CPA, a Professional Corp. was dismissed as the Company’s independent registered public accounting firm. The decision was approved on April 8, 2013 by the Board of Directors of APT Systems, Inc.

During the Registrant’s fiscal year ended January 31, 2012, and the subsequent period through dismissal on April 8, 2013, there were (i) no disagreements with PLS CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of PLS CPA regarding the Company’s financial statements for the fiscal year ended January 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PLS CPA on the Company’s financial statements for the fiscal years ended January 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

The Registrant provided PLS CPA with a copy of the disclosures made in this Current Report on Form 8-K and requested that PLS CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by PLS CPA is attached as Exhibit 4.01 hereto.

On April 12, 2013 the Registrant engaged Cutler & Co., LLC as the Registrant’s new independent registered public accounting firm. The appointment of Cutler & Co., LLC was approved by the Board of Directors of APT Systems, Inc. Cutler & Co., LLC will be preparing and providing the financial statements that are to be included in the Annual Report for the year ended January 31, 2013. Cutler & Co., LLC did not prepare or provide any financial reports for any periods prior to the year ended January 31, 2013.

9.01 Exhibits

Exhibit Number	Description

4.01	Disclosure Letter from PLS CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2013	/s/ Glenda Dowie
Glenda Dowie
President, Chief Executive Officer and Director

/s/ Joseph Gagnon
Joseph Gagnon
Secretary, Chief Financial Officer and Director

/s/ Carl Hussey
Carl Hussey
Treasurer, Principal Accounting Officer and Director

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